UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2011, the Board of Directors (the “Board”) of Wilhelmina International, Inc. (the “Company”) approved amendments to and a restatement of the Company’s Restated Bylaws (as amended and restated, the “Bylaws”), which were effective immediately upon such approval by the Board. The amendments update the following provisions of the Bylaws:

Advance Notice of Nominations and Stockholder Proposals: The advance notice provisions of the Bylaws relating to stockholder nominations for the election of directors and submission of stockholder proposals were updated. With respect to an annual meeting of stockholders, the amendments generally provide that a stockholder of record of the Company must deliver notice of a nomination or other business proposal to the Company’s Secretary not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting.  In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.   With respect to a special meeting of stockholders, notice by the stockholder of a nomination or other business proposal must be delivered by the close of business on the seventh day following the date on which public announcement of the date of such meeting is first made.  The revised advance notice provisions of the Bylaws also provide that the notice to the Company by the record stockholder submitting the nomination or other business proposal must contain certain additional information, including the name and address of any beneficial owner on whose behalf the nomination or other business proposal is being made and the class and number of shares of stock of the Company owned beneficially and of record by the nominating or proposing stockholder and any such beneficial owner. In the case of a business proposal for consideration at a meeting, the notice to the Company must include, among other things, the text of the proposal to be introduced (including the text of any resolutions proposed for consideration and, in the event such proposal is to amend the Bylaws, the text of the proposed amendment), the reasons for introducing the proposal and any material interest of the stockholder in the proposal.

Notice: The Bylaws were amended to clarify procedures with respect to notice to directors. The revised Bylaws now expressly provide that notices to directors pursuant to the Company’s Certificate of Incorporation, the Bylaws or applicable law may also be delivered by facsimile or email.

Fiscal Year: In order to conform with the Company’s current practice of adhering to a December 31 fiscal year end, the Bylaws were corrected to state that the Company’s fiscal year ends on December 31.

The foregoing summary is qualified in its entirety by reference to the full Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.2 Amended and Restated Bylaws of Wilhelmina International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ Evan Stone
		Name:	Evan Stone
		Title:	General Counsel and Secretary